EXHIBIT 99.1

Oil States Announces Third Quarter 2017 Results

Third Quarter Highlights:

  Reports net loss per diluted share of $0.30; $0.27 adjusted net loss per share excluding severance, other downsizing charges and a discrete tax item
  Well Site Services- Segment revenues increased 67% year-over-year
  Offshore/Manufactured Products- Segment EBITDA (Note A) margin averaged 16% and book-to-bill ratio was 0.99x
  Total debt to total capitalization ratio ended the quarter at 1.6%

HOUSTON, Oct. 26, 2017 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the third quarter 2017 of $15.0 million, or $0.30 per diluted share, which included pre-tax charges of $0.4 million ($0.3 million after-tax, or $0.01 per diluted share) for severance and other downsizing charges and $1.0 million of additional tax expense ($0.02 per diluted share) due to the decision to carryback 2016 net operating losses against taxable income reported in 2014. These results compare to a reported net loss for the third quarter of 2016 of $10.8 million, or $0.22 per diluted share, which included pre-tax charges of $2.0 million ($1.3 million after-tax, or $0.03 per diluted share) of severance and other downsizing charges.

During the third quarter of 2017, the Company generated revenues of $164.0 million and Adjusted Consolidated EBITDA (Note B) of $9.2 million (excluding $0.4 million of severance and other downsizing charges). These results compare to revenues of $179.0 million and Adjusted Consolidated EBITDA of $16.2 million reported in the third quarter of 2016 (excluding $2.0 million of severance and other downsizing charges).

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, “Our third quarter results were adversely affected by Hurricane Harvey which caused widespread damage and logistical challenges in Houston and the surrounding region where we operate five manufacturing facilities and employ about 500 individuals. We were impacted by lower revenues and under-absorption of manufacturing facility costs primarily in the offshore/manufactured products segment but we also suffered some field-level downtime due to employee dislocations resulting from the storm. One of our Houston facilities experienced significant flooding and is not yet operational but was fully insured. Project work in that facility has been shifted to other manufacturing locations to meet customer delivery requirements.

"Despite transitory impacts from Hurricane Harvey, our U.S. land completion services revenues increased 6% sequentially, in-line with growth in the third quarter average U.S. rig count. Historically low levels of deepwater spending continued to impact our offshore/manufactured products segment with limited industry award activity during the third quarter. However, we were able to maintain a quarterly book-to-bill ratio of 0.99x. ”

For the first nine months of 2017, the Company reported revenues of $486.9 million and Adjusted Consolidated EBITDA of $25.0 million (excluding $2.0 million of severance and other downsizing charges). The net loss for the first nine months of 2017 totaled $47.0 million and included $2.0 million ($1.5 million after-tax, or $0.03 per diluted share) of severance and other downsizing charges and $1.0 million of additional tax expense ($0.02 per diluted share) due to the decision to carryback 2016 net operating losses against taxable income reported in 2014. For the first nine months of 2016, the Company reported revenues of $524.5 million and Adjusted Consolidated EBITDA of $41.9 million (excluding $4.6 million of severance and other downsizing charges). The net loss for the first nine months of 2016 totaled $35.8 million and included $4.6 million ($2.9 million after-tax, or $0.06 per diluted share) of severance and other downsizing charges.

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well site services generated revenues of $77.2 million and Segment EBITDA of $7.1 million in the third quarter of 2017 compared to revenues and a Segment EBITDA loss of $46.4 million and $3.1 million, respectively, in the third quarter of 2016.  Well site services revenues and Segment EBITDA increased 67% and 329%, respectively, due to a 31% year-over-year increase in the number of completion services job tickets coupled with a 20% year-over-year increase in revenue per completion services job as a result of increased activity and a more favorable job mix. Adjusted Segment EBITDA margins (Note A) averaged 9% and (5)% after excluding severance and other downsizing charges in the third quarters of 2017 and 2016, respectively. Improved utilization in the land drilling business, which averaged 34% in the third quarter of 2017 compared to only 15% in the third quarter of 2016, also positively impacted the segment’s results.

Offshore/Manufactured Products
Offshore/manufactured products generated revenues and Segment EBITDA of $86.9 million and $13.8 million, respectively, in the third quarter of 2017 compared to revenues of $132.7 million and Segment EBITDA of $29.5 million in the third quarter of 2016. Revenues and Segment EBITDA decreased 35% and 53% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines, particularly those tied to major deepwater project sanctions. Lower major project revenues were partially offset by a 59% improvement in sales of our shorter-cycle products (elastomer and valve products), which continued to benefit from expanded U.S. land-based activity. Segment EBITDA margin was 16% in the third quarter of 2017 compared to a margin of 22% realized in the third quarter of 2016. Third quarter 2016 margins benefited from the larger number of major projects in process or nearing completion during the period.  Backlog totaled $198 million at September 30, 2017 compared to $202 million at June 30, 2017 and $199 million reported at December 31, 2016.

Income Taxes
The Company recognized an effective tax rate benefit of 21.1% in the third quarter of 2017 compared to an effective tax rate benefit of 35.8% in the third quarter of 2016. The lower effective tax rate benefit in the third quarter of 2017 was primarily attributable to a shift in the mix between domestic pre-tax losses and foreign pre-tax income compared to the prior-year period and additional valuation allowances provided against deferred tax assets recorded in certain domestic and foreign jurisdictions. Further, the Company recorded $1.0 million of additional tax expense due to the decision to carryback 2016 net operating losses against taxable income reported in 2014, which will result in the loss of certain previously claimed deductions.

Financial Condition
As of September 30, 2017, $15.6 million was outstanding under the Company’s revolving credit facility, while cash on hand totaled $65.9 million. Total availability under the facility as of September 30, 2017 was $146.5 million (net of standby letters of credit totaling $21.6 million), which is less than the full amount of the facility due to limitations imposed by the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

Conference Call Information
The call is scheduled for Friday, October 27, 2017 at 10:30 am ET, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-1671 in the United States or by dialing +1 847 413 3362 internationally and using the passcode 45846163. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 45846163.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completions, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading provider of completion services to the industry. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2016 filed by Oil States with the Securities and Exchange Commission on February 17, 2017.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands, Except Per Share Amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Products	$67,339	$109,312	$223,269	$323,566
Service	96,709	69,694	263,648	200,944
	164,048	179,006	486,917	524,510

Costs and expenses:
Product costs	50,593	75,345	160,252	227,855
Service costs	78,596	60,421	219,697	173,125
Selling, general and administrative expense	26,843	30,388	84,055	90,854
Depreciation and amortization expense	26,788	29,848	82,552	89,666
Other operating (income) expense, net	(589)	(1,370)	374	(4,098)
	182,231	194,632	546,930	577,402
Operating loss	(18,183)	(15,626)	(60,013)	(52,892)

Interest expense	(1,147)	(1,364)	(3,370)	(4,124)
Interest income	73	119	243	321
Other income	207	32	477	462
Loss from continuing operations before income taxes	(19,050)	(16,839)	(62,663)	(56,233)
Income tax benefit	4,019	6,021	15,708	20,474
Net loss from continuing operations	(15,031)	(10,818)	(46,955)	(35,759)
Net loss from discontinued operations, net of tax	—	—	—	(4)
Net loss attributable to Oil States	$(15,031)	$(10,818)	$(46,955)	$(35,763)

Basic net loss per share attributable to Oil States from:
Continuing operations	$(0.30)	$(0.22)	$(0.94)	$(0.71)
Discontinued operations	—	—	—	—
Net loss	$(0.30)	$(0.22)	$(0.94)	$(0.71)

Diluted net loss per share attributable to Oil States from:
Continuing operations	$(0.30)	$(0.22)	$(0.94)	$(0.71)
Discontinued operations	—	—	—	—
Net loss	$(0.30)	$(0.22)	$(0.94)	$(0.71)

Weighted average number of common shares outstanding:
Basic	49,978	50,222	50,190	50,158
Diluted	49,978	50,222	50,190	50,158

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$65,864	$68,800
Accounts receivable, net	210,218	234,513
Inventories, net	173,447	175,490
Prepaid expenses and other current assets	26,464	11,174
Total current assets	475,993	489,977

Property, plant, and equipment, net	508,743	553,402
Goodwill, net	268,917	263,369
Other intangible assets, net	50,105	52,746
Other noncurrent assets	25,597	24,404
Total assets	$1,329,355	$1,383,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capitalized leases	$492	$538
Accounts payable	44,768	34,207
Accrued liabilities	47,632	45,333
Income taxes payable	1,031	5,839
Deferred revenue	22,588	21,315
Total current liabilities	116,511	107,232

Long-term debt and capitalized leases (1)	19,061	45,388
Deferred income taxes	4,592	5,036
Other noncurrent liabilities	22,914	21,935
Total liabilities	163,078	179,591

Stockholders’ equity:
Common stock	627	623
Additional paid-in capital	748,581	731,562
Retained earnings	1,086,518	1,133,473
Accumulated other comprehensive loss	(56,810)	(70,300)
Treasury stock	(612,639)	(591,051)
Total stockholders’ equity	1,166,277	1,204,307
Total liabilities and stockholders’ equity	$1,329,355	$1,383,898

(1) As of September 30, 2017, the Company had $146.5 million available under its revolving credit facility (net of standby letters of credit totaling $21.6 million), which is less than the full amount of the facility due to the maintenance covenant of 3.25 times trailing twelve months Consolidated EBITDA, adjusted for certain non-cash items.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(46,955)	$(35,763)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	—	4
Depreciation and amortization	82,552	89,666
Stock-based compensation expense	17,023	15,938
Deferred income tax benefit	(2,224)	(28,264)
Provision for bad debt	257	759
Gain on disposals of assets	(526)	(445)
Amortization of deferred financing costs	608	585
Other, net	62	689
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	26,909	68,193
Inventories	5,912	15,600
Accounts payable and accrued liabilities	11,811	(18,588)
Income taxes payable	(4,789)	(2,987)
Other operating assets and liabilities, net	(14,323)	2,392
Net cash flows provided by continuing operating activities	76,317	107,779
Net cash flows used in discontinued operating activities	—	3
Net cash flows provided by operating activities	76,317	107,782

Cash flows from investing activities:
Capital expenditures	(20,331)	(23,893)
Acquisitions of businesses	(12,859)	—
Proceeds from disposition of property, plant and equipment	1,125	1,026
Other, net	(631)	(1,534)
Net cash flows used in investing activities	(32,696)	(24,401)

Cash flows from financing activities:
Revolving credit facility borrowings (repayments), net	(26,578)	(59,731)
Debt and capital lease repayments	(403)	(398)
Purchase of treasury stock	(16,283)	—
Issuance of common stock from stock-based payment arrangements	—	367
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(5,305)	(3,950)
Net cash flows used in financing activities	(48,569)	(63,712)

Effect of exchange rate changes on cash and cash equivalents	2,012	(1,852)
Net change in cash and cash equivalents	(2,936)	17,817
Cash and cash equivalents, beginning of period	68,800	35,973

Cash and cash equivalents, end of period	$65,864	$53,790

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES SEGMENT DATA (In Thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Well Site Services -
Completion Services	$61,015	$38,975	$167,577	$116,748
Drilling Services	16,162	7,375	39,120	14,016
Total Well Site Services	77,177	46,350	206,697	130,764
Offshore/Manufactured Products -
Project-driven products	22,698	76,541	89,615	234,440
Short-cycle products	37,781	23,766	110,872	63,033
Other products and services	26,392	32,349	79,733	96,273
Total Offshore/Manufactured Products	86,871	132,656	280,220	393,746
Total revenues	$164,048	$179,006	$486,917	$524,510

Operating income (loss):
Well Site Services -
Completion Services (1,2)	$(9,933)	$(20,450)	$(38,960)	$(66,251)
Drilling Services (2)	(3,235)	(5,641)	(11,239)	(19,697)
Total Well Site Services	(13,168)	(26,091)	(50,199)	(85,948)
Offshore/Manufactured Products (1,2)	7,334	22,867	27,460	67,854
Corporate	(12,349)	(12,402)	(37,274)	(34,798)
Total operating loss	$(18,183)	$(15,626)	$(60,013)	$(52,892)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT EBITDA AND ADJUSTED SEGMENT EBITDA (A) (In Thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Well Site Services:
Completion Services:
Operating loss	$(9,933)	$(20,450)	$(38,960)	$(66,251)
Depreciation and amortization expense	15,679	17,230	48,400	52,789
Other income (expense)	133	107	412	618
EBITDA	5,879	(3,113)	9,852	(12,844)
Severance and other downsizing charges	175	683	1,077	1,833
Adjusted EBITDA	$6,054	$(2,430)	$10,929	$(11,011)

Drilling Services:
Operating loss	$(3,235)	$(5,641)	$(11,239)	$(19,697)
Depreciation and amortization expense	4,454	5,629	14,283	18,053
Other income (expense)	44	—	48	1
EBITDA	1,263	(12)	3,092	(1,643)
Severance and other downsizing charges	—	160	—	160
Adjusted EBITDA	$1,263	$148	$3,092	$(1,483)

Total Well Site Services:
Operating loss	$(13,168)	$(26,091)	$(50,199)	$(85,948)
Depreciation and amortization expense	20,133	22,859	62,683	70,842
Other income (expense)	177	107	460	619
Segment EBITDA	7,142	(3,125)	12,944	(14,487)
Severance and other downsizing charges	175	843	1,077	1,993
Adjusted Segment EBITDA	$7,317	$(2,282)	$14,021	$(12,494)

Offshore/Manufactured Products:
Operating income	$7,334	$22,867	$27,460	$67,854
Depreciation and amortization expense	6,404	6,712	19,091	17,977
Other income (expense)	30	(75)	17	(157)
Segment EBITDA	13,768	29,504	46,568	85,674
Severance and other downsizing charges	253	1,104	946	2,635
Adjusted Segment EBITDA	$14,021	$30,608	$47,514	$88,309

Corporate:
Operating loss	$(12,349)	$(12,402)	$(37,274)	$(34,798)
Depreciation and amortization expense	251	277	778	847
Other income (expense)	—	—	—	—
EBITDA	(12,098)	(12,125)	(36,496)	(33,951)
Severance and other downsizing charges	—	5	—	5
Adjusted EBITDA	$(12,098)	$(12,120)	$(36,496)	$(33,946)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In Thousands) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net loss from continuing operations	$(15,031)	$(10,818)	$(46,955)	$(35,759)
Income tax benefit	(4,019)	(6,021)	(15,708)	(20,474)
Depreciation and amortization expense	26,788	29,848	82,552	89,666
Interest income	(73)	(119)	(243)	(321)
Interest expense	1,147	1,364	3,370	4,124
Consolidated EBITDA (B)	8,812	14,254	23,016	37,236

Adjustments to Consolidated EBITDA (1,2):
Severance and other downsizing charges	428	1,952	2,023	4,633
Adjusted Consolidated EBITDA (B)	$9,240	$16,206	$25,039	$41,869

(1) Operating income (loss) and Consolidated EBITDA for the three months ended September 30, 2017 included severance and other downsizing charges of $0.2 million related to the completion services business and $0.3 million related to the offshore/manufactured products segment. Operating income (loss) and Consolidated EBITDA for the nine months ended September 30, 2017 included severance and other downsizing charges of $1.1 million related to the completion services business and $0.9 million related to the offshore/manufactured products segment.

(2) Operating income (loss) and Consolidated EBITDA for the three months ended September 30, 2016 included severance and other downsizing charges of $0.7 million related to the completion services business, $0.2 million related to the drilling services business and $1.1 million related to the offshore/manufactured products segment. Operating income (loss) and Consolidated EBITDA for the nine months ended September 30, 2016 included severance and other downsizing charges of $1.8 million related to the completion services business, $0.2 million related to the drilling services business and $2.6 million related to the offshore/manufactured products segment.

(A) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA (unaudited)

	Three Months Ended September 30,
	2017	2016

Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$198.1	$203.0

Completion Services job tickets	4,970	3,802
Average revenue per ticket ($ in thousands)	$12.3	$10.3

Land drilling operating statistics:
Average rigs available	34	34
Utilization	33.6%	15.3%
Implied day rate ($ in thousands per day)	$15.4	$15.4
Implied daily cash margin ($ in thousands per day)	$1.6	$0.8

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860